SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2011

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210

                Oakbrook Terrace, Illinois 60181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 1, 2011, a wholly owned subsidiary of VASCO Data Security International, Inc. (“VASCO”), entered into a definitive agreement to acquire the business and operations of Alfa & Ariss B.V. (“A&A”), an open identity and access management specialist of Enschede, The Netherlands. VASCO acquired all of the stock of A&A in exchange for cash consideration of Euro 1 million ($1.4 million using the exchange rate at the date of close). The acquisition was financed from VASCO’s existing cash balances.

On April 4, 2011, VASCO issued a press release announcing the transaction. In the press release, in the fourth sentence under the caption “Forward Looking Statements,” there was a reference to VASCO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission. The reference should have been to VASCO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission. The full text of the press release, as corrected, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	VASCO Press Release dated April 4, 2011, as corrected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011	VASCO Data Security International, Inc.

/s/ Clifford K. Bown
Clifford K. Bown Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	VASCO Press Release dated April 4, 2011, as corrected.